UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

DELCATH SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-16133	06-1245881
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 SEVENTH AVE, SUITE 3505 NEW YORK, NEW YORK	10019
(Address of Principal Executive Offices)	(Zip Code)

600 FIFTH AVENUE, 23RD FLOOR NEW YORK, NEW YORK
(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (212) 489-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02(e)   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2010, Delcath Systems, Inc. (the “Company”) entered into three-year employment agreements (“Employment Agreements”) with two current executive officers of the Company, Barbra C. Keck, Vice President, Controller and Jason A. Rifkin, Senior Vice President of Clinical Affairs commencing immediately. The Employment Agreements provide that Ms. Keck and Mr. Rifkin (i) receive a base salary of $125,000 and $225,000, respectively, (ii) are eligible to receive an annual bonus, based on performance, of up to 30% of the total Base Salary paid in that Bonus Year, and (iii) are eligible to receive an annual grant of stock options or restricted stock. The Employment Agreements contain certain customary terms, including non-competition, non-solicitation, non-disparagement and confidentiality covenants.  The Employment Agreements are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.	The following exhibits are filed with this report on Form 8-K:

Exhibit Number 10.1	Description of Exhibit Employment Agreement between Barbra C. Keck and the Company
10.2	Employment Agreement between Jason A. Rifkin and the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2010

DELCATH SYSTEMS, INC. By: /s/ David A. McDonald
Name: David A. McDonald Title: Chief Financial Officer